EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Sharp Holding Corporation

We consent to the inclusion by reference in this registration statement on Form S-B2 of our report, dated April 8, 2004, on our audits of the consolidated financial statements of Sharp Holding Corporation for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts".

                                       /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
December 23, 2004